UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
September 18, 2024
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2024, John Wiley & Sons, Inc. (the “Company”) announced that Christina Van Tassell, Executive Vice President and Chief Financial Officer, will be leaving the Company on October 1, 2024. The Company named its Corporate Controller and Chief Accounting Officer, Christopher Caridi, 58, to the additional position of Interim Chief Financial Officer, effective September 18, 2024. The Company has commenced a comprehensive search to identify Ms. Van Tassell’s permanent successor.

Ms. Van Tassell’s departure is without cause and, as a result, she is eligible for separation benefits in accordance with her previously filed Employment Letter dated October 25, 2021, and as described in the Company’s Executive Severance Policy, both of which were previously filed with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s Form 10-K. For the period beginning on September 18, 2024, and ending on October 1, 2024, Ms. Van Tassell will continue as a full-time employee in the role of Advisor to the Interim Chief Financial Officer and Chief Executive Officer wherein she will be expected to provide certain transition services to the Company. Ms. Van Tassell’s departure as Chief Financial Officer of the Company was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices.

Mr. Caridi, CPA, joined Wiley in March 2017 as Corporate Controller and Chief Accounting Officer. In June 2020, he departed the Company to serve as Controller and Chief Accounting Officer at Teladoc Healthcare until October 2020, when he rejoined Wiley to serve in his current role. Prior to joining Wiley, Mr. Caridi served in various executive roles at Thomson Reuters, including as Controller and Global Head of Accounting Operations, and Vice President, Finance with global process ownership in Financial Planning & Analysis. Previously, Mr. Caridi, held finance roles at Thomson Healthcare and Reader’s Digest.

There were no changes in Mr. Caridi’s compensation in connection with his appointment as Interim Chief Financial Officer.

There were no arrangements or understandings between Mr. Caridi and any other persons pursuant to which Mr. Caridi received this appointment. There are no family relationships between Mr. Caridi and any director or executive officer of the Company, and Mr. Caridi has no direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the departure of Ms. Van Tassell and the appointment of Mr. Caridi as Interim Chief Financial Officer is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press release issued by the Company dated September 18, 2024.

104    Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Matthew S. Kissner
Matthew S. Kissner
President and Chief Executive Officer

Dated: September 18, 2024